Comprehensive Credit Facility Agreement of Maximum Amount (“Credit Facility Agreement”) Entered into by and between Shenzhen BAK Battery Co., Ltd (“the Debtor”) and Shenzhen Branch, Bank of China (the “Creditor”) Dated March 4th, 2009

Main articles:
➢	Contract number: Zhenzhongyin Exiezi 000024;
➢	Maximum amount of credit facilities to be provided: RMB 450 million;
➢	Term: from March 4th, 2009 to February 3rd, 2010.
➢	Purpose of the loan is to provide working capital for the Debtor;
➢
Remedies in the event of breach of contract include adjustment of the credit amount, suspension of credit, imposition of punitive interest and overdue interest, an increase of guarantee deposit and the call back of loan principal and interest before maturity.

Headlines of the articles omitted
➢	Procedure on using the comprehensive credit facility
➢	Guarantee
➢	Declaration and promise of the Debtor
➢	Transferring of the credit facility under the maximum amount
➢	Disputation settlement
➢	Fee
➢	Attachment
➢	Validity
➢	Notification